UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 8, 2009

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, TULSA, OK	74135
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 8, 2009, Matrix Service Company (the “Company”) issued a press release announcing its financial results for the second quarter and first six months the fiscal year ending May 31, 2009. The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On January 8, 2009, Matrix Service Company announced that its wholly owned subsidiary, Matrix Service Industrial Contractors, Inc. (MSICI), has been awarded a $38 million construction contract from PSEG Fossil LLC for the construction of a Selective Catalytic Reactor project at its Hudson Generating Station in Jersey City, New Jersey. PSEG Fossil LLC is an indirect subsidiary of Public Service Enterprise Group (NYSE: PEG).

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
99.1	Press Release dated January 8, 2009, announcing financial results for the second quarter and the first six months of the fiscal year ending May 31, 2009.

99.2	Press Release dated January 8, 2009 announcing a $38 million contract for the construction of a Selective Catalytic Reactor project in Jersey City, New Jersey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: January 8, 2009	By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President – Accounting & Financial Reporting and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 8, 2009, announcing financial results for the second quarter and the first six months of the fiscal year ending May 31, 2009.

99.2	Press Release dated January 8, 2009 announcing a $38 million contract for the construction of a Selective Catalytic Reactor project in Jersey City, New Jersey.